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         EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
         --------------------------------------------------------------
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                                                        Three months ended                         Nine months ended
                                                ----------------------------------        ----------------------------------
                                                September 30,        September 30,        September 30,        September 30,
                                                    1996                 1995                 1996                  1995
                                                -------------        -------------        -------------        --------------
Primary:
Average Common shares outstanding.............    8,691,862            4,026,199            8,681,339            1,980,084
Preferred Stock converted to common
 shares.......................................          ---            1,779,229                  ---            2,609,343
Stock options and warrants issued
 during the period prior to the initial
 public offering using the treasury
 method (offer price of $14 per
 share).......................................          ---              617,749                  ---              905,964
Net effect of dilutive stock options -
 based on the treasury stock method
 using average fair market price..............      360,529              322,406              386,275                  ---

Net effect of dilutive warrants - based
 on the treasury stock method using
 average fair market price....................       50,712              100,242               53,095                    -
                                                -----------          -----------          -----------          -----------
Total shares..................................    9,103,103            6,845,824            9,120,709            5,495,391
                                                ===========          ===========          ===========          ===========
Net income (loss).............................  $   501,171          $   376,494          $ 3,122,510          $  (805,612)
                                                ===========          ===========          ===========          ===========
Per share amount..............................  $      0.06          $      0.06          $      0.34          $     (0.15)
                                                ===========          ===========          ===========          ===========

Fully diluted:
Average Common shares outstanding.............    8,691,862            4,026,199            8,681,339            1,980,084
Preferred Stock converted to common
 shares.......................................          ---            1,779,229                  ---            2,609,343

Stock options and warrants issued
 during the period prior to the initial
 public offering using the treasury
 method (offer price of $14 per
 share).......................................          ---              617,749                  ---              905,964
Net effect of dilutive stock options -
 based on the treasury stock method
 using the greater of the average fair
 market price during the period or the
 fair market price at the end of the
 period.......................................      403,091              324,006              407,745                  ---

Net effect of dilutive warrants - based
 on the treasury stock method using the
 greater of the average fair market
 price during the period or the fair
 market price at the end of the period........       55,385              100,685               55,385                  ---
                                                -----------          -----------          -----------          -----------

Total shares..................................    9,150,338            6,847,868            9,144,469            5,495,391
                                                ===========          ===========          ===========          ===========
Net income (loss).............................  $   501,171          $   376,494          $ 3,122,510          $  (805,612)
                                                ===========          ===========          ===========          ===========
Per share amount..............................  $      0.05          $      0.05          $      0.34          $     (0.15)
                                                ===========          ===========          ===========          ===========

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